AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 1996

                                                 Registration No. 33-
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------

                             HI-LO AUTOMOTIVE, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                  76-0232254
  (State or other jurisdiction of                   (I.R.S. Employer
   incorporation or organization)                  Identification No.)

                               2575 WEST BELLFORT
                              HOUSTON, TEXAS 77054
          (Address of principal executive offices, including zip code)

                              --------------------

                  HI-LO AUTOMOTIVE, INC. 1990 STOCK OPTION PLAN
                            (Full title of the plan)

                                K. GRANT HUTCHINS
                       VICE PRESIDENT AND GENERAL COUNSEL
                               2575 WEST BELLFORT
                              HOUSTON, TEXAS 77054
                     (Name and address of agent for service)

                                 (713) 663-9286
          (Telephone number, including area code, of agent for service)

                       copy to:     Jeffery B. Floyd
                                    Vinson & Elkins L.L.P.
                                    2500 First City Tower
                                    Houston, Texas 77002-6760

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
       Titles of                                     Proposed Maximum        Proposed maximum
   securities to be           Amount to be            offering price             aggregate               Amount of
      registered               registered                per unit*            offering price*         Registration Fee
- ----------------------------------------------------------------------------------------------------------------------
     Common Stock,
    $.01 par value
       per share                 300,000                 $ 6.893                $2,067,975                 $1,034
======================================================================================================================

* Estimated, solely for purposes of calculating the registration fee, in accordance with Rule 457(h) on the basis of the exercise price of options, to the extent known, and otherwise on the price of securities of the same class, as determined in accordance with Rule 457(c), using the high and low prices reported on the New York Stock Exchange on May 10, 1996.

- --------------------------------------------------------------------------------

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENT BY REFERENCE.

     The following, which has been filed with the Securities and Exchange Commission (the "Commission") by Hi-Lo Automotive, Inc., a Delaware corporation (the "Company"), is incorporated herein by reference and made a part hereof:

     (a) Annual Report on Form 10-K for the year ended December 31, 1995;

     (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; and

     (c) Description of the Common Stock contained in the Registration Statement on Form 8-A filed on April 8, 1991 (Registration No. 0-19142).

     All documents filed subsequent to the effective date of this Registration Statement by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Certificate of Incorporation of the Company, as amended, limits the liability of directors of the Company to the Company and its stockholders (in their capacity as directors but not in their capacity as officers) for monetary damages for breach of their fiduciary duty to the fullest extent permitted by Delaware law. Specifically, Delaware law provides that directors of the Company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liability resulting from (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law or (iv) any transaction from which the director derived an improper personal benefit.

     The Company has authority under Section 145 of the General Corporation Law of the State of Delaware to indemnify its officers, directors, employees and agents to the extent provided in such statute. Article VI of the Company's Bylaws provides for indemnification of the Company's officers, directors, employees and agents. Article VI of the Company's Bylaws also provides that the Company may maintain insurance, at its expense, to protect itself and any of its directors, officers, employees or agents or any person serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

 4.1 -- Hi-Lo Automotive, Inc. 1990 Stock Option Plan, as amended and restated through December 8, 1992 and Amendment to Hi-Lo 1990 Stock Option Plan dated January 25, 1993 (Incorporated by reference to
         Exhibit 10.2 to the Company's current report on Form 8-K dated January 25, 1993 (File No. 1-10823)); and 1995 Amendment to Hi-Lo Stock Option Plan dated February 10, 1995 (Incorporated by reference to Exhibit 10.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994). . 4.2 -- Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 of the Company (File No. 33-39778)).

 4.3 -- Amended and Restated Certificate of Incorporation of the Company dated May 5, 1991, and filed with the Secretary of State of the State of Delaware on May 13, 1991 (Incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1991 (File No. 0-19142)).

 4.4 -- Bylaws of the Company, as amended (Incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-1 of the Company (File No. 33-39778)).

 5.1  -- Opinion of Vinson & Elkins L.L.P.

23.1  -- Consent of Arthur Andersen LLP.

23.2  -- Consent of Vinson & Elkins L.L.P. (Contained in Exhibit 5.1).

24    -- Powers of Attorney.

ITEM 9. UNDERTAKINGS.

     The undersigned Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling persons of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling persons in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 6th day of June, 1996.

                                               HI-LO AUTOMOTIVE, INC.



                                               By: /s/ T. MICHAEL YOUNG
                                                       T. Michael Young
                                                       Chairman, President and
                                                       Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

        Signature                                 Title                             Date
        ---------                                 -----                             ----
/s/ T. MICHAEL YOUNG                     Chairman, President, Chief              June 6, 1996
- -------------------------------------    Executive Officer and Director
    T. Michael Young                     (Principal Executive Officer)

/s/ GARY D. WALTHER                      Vice President -- Finance and Chief     June 6, 1996
- --------------------------------------   Financial Officer
    Gary D. Walther                      (Principal Financial Officer)

/s/ RICHARD C. ADKERSON*
- --------------------------------------   Director                                June 6, 1996
    Richard C. Adkerson

/s/ RICHARD Q. ARMSTRONG*
- --------------------------------------   Director                                June 6, 1996
    Richard Q. Armstrong

/s/ CHARLES P. DURKIN, JR.*
- --------------------------------------   Director                                June 6, 1996
    Charles P. Durkin, Jr.

/s/ E. JAMES LOWREY*
- --------------------------------------   Director                                June 6, 1996
    E. James Lowrey

/s/ EDWARD T. STORY*
- --------------------------------------   Director                                June 6, 1996
    Edward T. Story

*By: /s/ T. MICHAEL YOUNG                                                        June 6, 1996
    ----------------------------------
         T. Michael Young
         Attorney-in-Fact

                                  EXHIBIT INDEX

 4.1 -- Hi-Lo Automotive, Inc. 1990 Stock Option Plan, as amended and restated through December 8, 1992 and Amendment to Hi-Lo 1990 Stock Option Plan dated January 25, 1993 (Incorporated by reference to
         Exhibit 10.2 to the Company's current report on Form 8-K dated January 25, 1993 (File No. 1-10823)); and 1995 Amendment to Hi-Lo Stock Option Plan dated February 10, 1995 (Incorporated by reference to Exhibit 10.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994).

 4.2  -- Specimen Common Stock Certificate (Incorporated by reference to
         Exhibit 4.1 to the Registration Statement on Form S-1 of the Company (File No. 33-39778)).

 4.3 -- Amended and Restated Certificate of Incorporation of the Company dated May 5, 1991, and filed with the Secretary of State of the State of Delaware on May 13, 1991 (Incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1991 (File No. 0-19142)).

 4.4 -- Bylaws of the Company, as amended (Incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-1 of the Company (File No. 33-39778)).

 5.1  -- Opinion of Vinson & Elkins L.L.P.

23.1  -- Consent of Arthur Andersen LLP.

23.2  -- Consent of Vinson & Elkins (Contained in Exhibit 5.1).

24    -- Powers of Attorney.